UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 24, 2025

Datavault AI Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38608	30-1135279
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15268 NW Greenbrier Pkwy, Beaverton, OR	97006
(Address of Principal Executive Offices)	(Zip Code)

(408)-627-4716

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DVLT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 24, 2025, Datavault AI Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors (each an “Investor”, and collectively, the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors, in a registered direct offering, (a) an aggregate of 1,470,588 shares (the “Initial Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company at a price of $0.34 per share and (b) an aggregate of 4,255,319 shares (the “Additional Shares”) of Common Stock at a price of $0.47 per share, for aggregate gross proceeds of approximately $2.5 million.

The Shares to be issued in the registered direct offering are being offered pursuant to the Company’s shelf registration statement on Form S-3 (File 333-288538), initially filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on July 7, 2025 and declared effective on July 9, 2025.

The closing with respect to the Initial Shares will take place upon satisfaction of certain customary closing conditions set forth in the Purchase Agreement and is expected to occur on or about October 29, 2025. The closing with respect to the Additional Shares, subject to the satisfaction of certain additional closing conditions, is expected to take place on or about the business day immediately after the Company receives the approval of its stockholders (the “Stockholder Approval”) with respect to an amendment to the Company’s certificate of incorporation to increase the number of shares of Common Stock authorized for issuance to an amount sufficient to satisfy the Company’s existing contractual obligations.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K (this “Form 8-K”) and is incorporated herein by reference.

Sullivan & Worcester LLP, counsel to the Company, delivered an opinion as to the validity of the Initial Shares and Additional Shares, a copy of which is attached to this Form 8-K as Exhibit 5.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Sullivan & Worcester LLP, dated October 24, 2025.
10.1	Form of Securities Purchase Agreement by and among the Company and the Investors, dated October 24, 2025.
23.1	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2025	DATAVAULT AI INC.

	By:	/s/ Nathaniel Bradley
		Name:	Nathaniel Bradley
		Title:	Chief Executive Officer